As filed with the Securities and
Exchange Commission on October 23, 1997 Registration No. 333-____
__________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549
                      ______________________

                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                      _______________________

                       QUALITY DINING, INC.
      (Exact name of registrant as specified in its charter)

                 INDIANA                         35-18004902
      (State or other jurisdiction            (I.R.S. Employer
    of incorporation or organization)        Identification No.)

  4220 EDISON LAKES PARKWAY, MISHAWAKA, INDIANA     46545
    (Address of Principal Executive Offices)     (Zip Code)

                     QUALITY DINING, INC. 1997
                  STOCK OPTION AND INCENTIVE PLAN
                     (Full title of the plan)

                       DANIEL B. FITZPATRICK
               PRESIDENT AND CHIEF EXECUTIVE OFFICER
        4220 EDISON LAKES PARKWAY, MISHAWAKA, INDIANA 46545
              (Name and address of agent for service)

                          (219) 271-4600
   (Telephone number, including area code, of agent for service)

                             Copy to:
                        JAMES A. ASCHLEMAN
                            BAKER & DANIELS
                 300 NORTH MERIDIAN STREET, SUITE 2700
                      INDIANAPOLIS, INDIANA 46204
                            (317) 237-0300

                  CALCULATION OF REGISTRATION FEE

 TITLE OF SECURITIES   AMOUNT TO BE    PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
    TO REGISTERED     REGISTERED (1)  OFFERING PRICE PER  AGGREGATE OFFERING  REGISTRATION FEE
                                           SHARE (2)           PRICE (2)
Common Stock,            1,100,000       $4.59375 (3)       $5,053,125 (3)      $1,531.25 (3)
without par value

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2) It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the Quality Dining, Inc. 1997 Stock Option and Incentive Plan are to be offered at not less than the fair market value of one share of Common Stock of Quality Dining, Inc. on the date the option is granted.
(3) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NASDAQ National Market System on October 17, 1997, which was $4.59375 per share.

                              PART I

         INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The Section 10(a) prospectus for the Quality Dining, Inc. 1997 Stock Option and Incentive Plan is not required to be filed with the Securities and Exchange Commission as part of this Registration Statement.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company's Annual Report on Form 10-K for the year ended October 27, 1996 and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference. All other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year for which audited financial statements are contained in the annual report described above are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission. The Company will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Company at its principal offices, 4220 Edison Lakes Parkway, Mishawaka, Indiana 46545, (219) 271-4600.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Reference is made to Section 7.8 of the Company's Restated Articles of Incorporation filed as Exhibit 4.1 hereto which requires the Company, to the extent not inconsistent with applicable law, including the Indiana Business Corporation Law (IC 23-1-37-1, ET SEQ.), as amended from time to time, to indemnify every person (and the estate, heirs, personal representatives of such person) against all liabilities and reasonable expenses, including, without limitation, fees and disbursements of counsel and judgments, fines or penalties incurred by or awarded against, and amounts paid in settlement by or on behalf of such person, in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding, and all appeals thereof (each, a "Claim"), in which such person may become involved by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other entity; provided, however, that if any such person is not wholly successful in defending any such claim, he or she shall be indemnified only if it is determined by a court of competent jurisdiction or by the Board of Directors, upon advice of legal counsel, that such person acted in good faith in what he or she reasonably believed to be in the best interest of the Company, or at least not opposed to the Company's interests, and, in addition, with respect to any criminal claim, that such person had no reasonable cause to believe that his or her conduct was unlawful. Such indemnification is in addition to any rights to which any subject person may otherwise be entitled.

     In addition, the Company has obtained a directors' and officers' liability and company reimbursement policy in the amount of $3,000,000, which insures against certain liabilities, including liabilities under the Securities Act of 1933, subject to applicable retentions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3)  To  remove  from  registration  by  means  of   a  post-effective
          amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mishawaka, State of Indiana, on September 17, 1997.

                                QUALITY DINING, INC.


                                By:   /S/ DANIEL B. FITZPATRICK
                                    Daniel B. Fitzpatrick
                                    Chairman, President and
                                    Chief Executive Officer


                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Daniel
B. Fitzpatrick and William W. Moreton, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Daniel B. Fitzpatrick and William W. Moreton, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

SIGNATURES                              CAPACITY                          DATE
           /S/ DANIEL B. FITZPATRICK    Chairman, President, Chief        September 17, 1997
               Daniel B. Fitzpatrick    Executive Officer and Director
                                        (Principal Executive Officer)
           /S/ WILLIAM W. MORETON       Executive Vice President,         September 17, 1997
                William W. Moreton      Treasurer and Chief Financial
                                        Officer (Principal Financial
                                        Officer)
            /S/ MARTIN L. MIRANDA       Vice President and Controller     September 17, 1997
                 Martin L. Miranda      (Principal Accounting Officer)
                                        Director
                  David T. Austin
                                        Director
                  Nordahl L. Brue
                /S/ ARTHUR J. DECIO     Director                          September 17, 1997
                  Arthur J. Decio
                                        Director
                Michael J. Dressell
             /S/ JAMES K. FITZPATRICK   Director                          September 17, 1997
               James K. Fitzpatrick
                                        Director
                Ezra H. Friedlander
           /S/ STEVEN M. LEWIS          Director                          September 17, 1997
                  Steven M. Lewis
/S/ CHRISTOPER J. MURPHY, III           Director                          September 17, 1997
             Christopher J. Murphy, III
           /S/ WILLIAM R. SCHONSHECK     Director                         September 17, 1997
   William R. Schonsheck

                             INDEX TO EXHIBITS

                                                  DESCRIPTION OF EXHIBIT
         Exhibit
           NO.
4.1                       Restated Articles of Incorporation of the Registrant and related amendments.  (The copy of this Exhibit filed as Exhibit 3-A to the
                          Company's Registration Statement on Form 8-A, dated April 1, 1997, is incorporated herein by reference.)
4.2                       By-Laws of the Registrant, as amended to date. (The copy of this
                          Exhibit filed as Exhibit 3-B to the Company's Registration Statement on Form 8-A, dated April 1, 1997, is incorporated herein by reference.)
4.3                       Quality Dining, Inc. 1997 Stock Option and Incentive Plan.
5                         Opinion of Baker & Daniels regarding legality of the securities being registered.
23.1                      Consent of Coopers & Lybrand L.L.P.
23.2                      Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).
24                        Powers of Attorney (included on the Signature Page of the
                          Registration Statement).